EXHIBIT 10-A

                                AMENDMENT NO. 2
                                     TO THE
                           McDONALD'S 1989 EXECUTIVE
                               EQUALIZATION PLAN
                                  ("McCAP I")


          WHEREAS, McDonald's Corporation (the "Company") established the McDonald's 1989 Executive Equalization Plan ("McCAP I") and amended and restated McCAP I effective January 1, 1990, which restatement was most recently amended by the first amendment effective January 1, 1993; and

          WHEREAS, the Company has given the Committee responsible for the administration of McCAP I the right to amend McCAP I in Section 5 thereof; and

          WHEREAS, the Committee now desires to amend McCAP I to reflect the change in the compensation limit under Internal Revenue Code
     Section 401(a)(17), as amended by the Omnibus Budget Reconciliation of 1993;

          NOW, THEREFORE, IT IS RESOLVED, that McCAP I is hereby amended, effective January 1, 1994, by substituting the following for the second sentence of Section 1.2 thereof:


          Code Section 402(g) generally limits to $8,994 (in 1993, as adjusted in subsequent years by the Secretary of the Treasury for cost of living adjustments in accordance with Code Section 402(g)(5)) the maximum amount of employee elective deferrals under a qualified plan ("Elective Contribution Limit"); Code
          Section 401(a)(17) limits to $150,000 (in 1994, as adjusted in subsequent years as provided by the Secretary of the Treasury) the amount of compensation which may be taken into account for a plan year under a qualified plan ("Compensation Limit"); and elective deferrals to a non-qualified plan are not taken into account in determining compensation and benefits under the qualified plans ("Elective Deferral Exclusions") (such limits and exclusion are collectively referred to herein as the "Limits").

          IN WITNESS WHEREOF, the Committee has caused an authorized officer of the Company to execute this Amendment No. 2 in multiple originals this 17th day of December, 1993.


                                   By:  /s/ Stanley R. Stein

                                   Title:  Senior Vice President